Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-69616, 333-49027, 333-69618, 333-89496, 333-114965, 333-114969, 333-150418, and 333-17687) of Speedway Motorsports of our report dated March 9, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 9, 2011